EXHIBIT 1
SCHEDULE 13D JOINT FILING AGREEMENT
     In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.
Date: December 17, 2007

GTCR FUND IX/A, L.P.
By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Dennis M. Myers, P.C.
	Name:	Dennis M. Myers, P.C.
	Its:	Attorney-in-Fact

GTCR FUND IX/B, L.P.
By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Dennis M. Myers, P.C.
	Name:	Dennis M. Myers, P.C.
	Its:	Attorney-in-Fact

GTCR CO-INVEST III, L.P.
By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Dennis M. Myers, P.C.
	Name:	Dennis M. Myers, P.C.
	Its:	Attorney-in-Fact

GTCR PARTNERS IX, L.P.
By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Dennis M. Myers, P.C.
	Name:	Dennis M. Myers, P.C.
	Its:	Attorney-in-Fact

GTCR GOLDER RAUNER II, L.L.C.
By:	/s/ Dennis M. Myers, P.C.
	Name:	Dennis M. Myers, P.C.
	Its:	Attorney-in-Fact